As filed with the Securities and Exchange Commission on April 22, 2008

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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CORDIA CORPORATION

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Date Filed

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                                                                                                    April 22, 2008

To the Stockholders of Cordia Corporation:

Notice is hereby given that the Annual Meeting of Stockholders of Cordia Corporation, a Nevada corporation ("Cordia"), will be held at Cordia’s Florida Office, 13275 West Colonial Drive, Winter Garden, Florida 34787 on Wednesday, May 21, 2008, at 10:00 A.M., local time, for the following purposes:

1.

To elect five (5) directors to the Board of Directors for the ensuing year;

2.

To ratify the selection of Lazar, Levine, & Felix, LLP as Independent Registered Public Accounting Firm for fiscal 2008;

3.

To approve director compensation, consisting of a salary of $12,000 per annum and  up to an aggregate of $10,000 of equity in the form of restricted stock and/or stock options;

4.

To consider and act upon such other business as may properly come before the meeting.

Holders of record of Cordia’s common stock at the close of business on April 16, 2008 are entitled to vote at the meeting.

In addition to the proxy statement, proxy card and voting instructions, a copy of Cordia’s annual report on Form 10-K, which is not part of the soliciting material, is enclosed.

It is important that your shares be represented and voted at the meeting.  You can vote your shares by completing and returning the enclosed proxy.  If you receive more than one proxy because your shares are registered in different names or addresses, each such proxy should be signed and returned so that all your shares will be represented at the meeting.

By Order of the Board of Directors,

Wesly Minella

Secretary

PROXY STATEMENT

This Proxy Statement is furnished to stockholders of Cordia Corporation, a Nevada corporation ("Cordia"), in connection with the solicitation, by order of the Board of Directors of Cordia, of proxies to be voted at the Annual Meeting of Stockholders to be held on Wednesday May 21, 2008, at Cordia’s Florida Office, 13275 West Colonial Drive, Winter Garden, Florida 34787 at 10:00 A.M., local time, and at any adjournment or adjournments thereof (the "Annual Meeting"). The accompanying proxy is being solicited on behalf of the Board of Directors of Cordia. This Proxy Statement and the enclosed proxy card were first mailed to stockholders of Cordia on or about April 22, 2008, accompanied by Cordia's Annual Report on Form 10-K for the fiscal year ended December 31, 2007.

         At the Annual Meeting, the following matters will be considered and voted upon:

1.

Election of five (5) directors to the Board of Directors for the ensuing year;

2.

To ratify the selection of Lazar Levine & Felix, LLP as Independent Registered Public Accounting Firm for fiscal 2008;

3.

To approve director compensation, consisting of a salary of $12,000 per annum and  up to an aggregate of $10,000 of equity in the form of restricted stock and/or stock options;

4.

To consider and act upon such other business as may properly come before the meeting.

Solicitation

The solicitation of proxies pursuant to this Proxy Statement will be primarily by mail. In addition, certain directors, officers or other employees of Cordia may solicit proxies by telephone, telegraph, mail or personal interviews, and arrangements may be made with banks, brokerage firms and others to forward solicitation material to the beneficial owners of shares held by them of record. No additional compensation will be paid to directors, officers or other employees of Cordia for such services. The total cost of any such solicitation will be borne by Cordia and will include reimbursement of brokerage firms and other nominees.

Voting and Revocation of Proxies; Adjournment

All of the voting securities of Cordia represented by valid proxies, unless the stockholder otherwise specifies therein or unless revoked, will be voted FOR the election of the persons nominated as directors, FOR the other proposals set forth herein, and at the discretion of the proxy holders on any other matters that may properly come before the Annual Meeting.

If a stockholder has appropriately specified how a proxy is to be voted, it will be voted accordingly. Any stockholder has the power to revoke such stockholder's proxy at any time before it is voted. A proxy may be revoked by delivery of a written statement to the Secretary of Cordia stating that the proxy is revoked, by a subsequent proxy executed by the person executing the prior proxy and presented to the Annual Meeting, or by voting in person at the Annual Meeting.

A majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to elect the director nominees and a majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to approve any other action that properly comes before the meeting.  In the event that sufficient votes in favor of any of the matters to come before the meeting are not received by the date of the Annual Meeting, the persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the votes cast in person or by proxy at the Annual Meeting. The persons named as proxies will vote in favor of any such proposed adjournment or adjournments.

Quorum and Voting Rights

The Board of Directors of Cordia has fixed April 16, 2008 as the record date (the "Record Date") for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. Holders of record of shares of common stock, par value $.001 (the "Common Stock"), at the close of business on the Record Date will be entitled to one vote for each share held. The presence, in person or by proxy, of the holders of a majority of the outstanding voting securities entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting.

Common Stock Owned by Directors, Officers and Other Beneficial Owners

The following table sets forth, as of March 31, 2008, the names, addresses and number of shares of Common Stock beneficially owned by all persons known to the management of Cordia to be beneficial owners of more than 5% of the outstanding shares of Common Stock, and the names and number of shares beneficially owned by all directors of Cordia and all executive officers and directors of Cordia as a group (except as indicated, each beneficial owner listed exercises sole voting power and sole dispositive power over the shares beneficially owned):

Name and Address of Beneficial Owner Principal Shareholders	Amount and Nature of Beneficial Owner	Percentage of Outstanding Common Stock
Geils Ventures, LLC (3) 8815 Conroy-Windermere Road #146 Orlando, Florida 32835	2,000,000	31.60%
Officers and Directors
Joel Dupré (4) 445 Hamilton Avenue, Suite 408 White Plains, New York 10601	119,750	1.89%
Patrick Freeman (5) 13275 West Colonial Drive Winter Garden, Florida 34787	145,000	2.29%
Kevin Griffo (6) 445 Hamilton Avenue, Suite 408 White Plains, New York 10601	112,500	1.78%
Robert Majernik 445 Hamilton Avenue, Suite 408 White Plains, New York 10601	None	0%
Alexander Minella (7) 8815 Conroy-Windermere Road #146 Orlando, Florida 32835	299,690	4.73%
Wesly Minella (8) 445 Hamilton Avenue, Suite 408 White Plains, New York 10601	90,700	1.43%
John Scagnelli (9) 445 Hamilton Avenue, Suite 408 White Plains, New York 10601	54,950	0.87%
Yoshiyasu Takada (10) Unit 5, 19th Floor, Block B Pearl City Mansion No. 22-36 Paterson Street Causeway Bay Hong Kong	5,000	0.08%
Gandolfo Verra (11) 445 Hamilton Avenue, Suite 408 White Plains, New York 10601	5,000	0.08%
All directors and executive officers of the Company as a group (nine individuals)	832,590	13.16%

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(1)

For purposes of this table, information as to the beneficial ownership of shares of common stock is determined in accordance with the rules of the Securities and Exchange Commission and includes general voting power and/or investment power with respect to securities. Except as otherwise indicated, all shares of our common stock are beneficially owned, and sole investment and voting power is held, by the person named. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares of common stock, which such person has the right to acquire within 60 days after the date hereof. The inclusion herein of such shares listed beneficially owned does not constitute an admission of beneficial ownership.

(2)

All percentages are calculated based upon a total number of  6,327,388 shares of Common Stock outstanding as of March 31, 2008, plus, in the case of the individual or entity for which the calculation is made, that number of options or warrants owned by such individual or entity that are currently exercisable.

(3)

Alexander Minella is managing member and a minority interest holder of Geils Ventures LLC.

(4)

Joel Dupré’s holdings consist of currently exercisable options to purchase 50,000 shares of common stock at $1.85 per share, 37,500 shares of common stock at $1.88 per share, and 32,250 shares of common stock.

(5)

Patrick Freeman’s holdings consist of currently exercisable options to purchase 10,000 shares of common stock at $1.88 per share, 60,000 restricted shares of common stock and 75,000 shares of common stock.

(6)

Kevin Griffo’s holdings consist of currently exercisable options to purchase 75,000 shares of common stock at $1.80 per share and 37,500 shares of common stock at $1.88 per share.

(7)

Alexander Minella’s holdings includes (i) 10,000 shares of common stock that may be purchased under currently exercisable options, (ii) 34,690 shares of common stock (30,000 restricted), (iii) 110,000 shares of common stock held on behalf of Lauren Minella in a custodial account, and (iv) 145,000 shares of common stock owned by Zoom2Net Corp.  Mr. Minella is the sole shareholder and officer of Zoom2Net Corp.

(8)

Wesly Minella’s holdings consist of currently exercisable options to purchase 20,000 shares of common stock at $2.25 per share, 50,000 shares of common stock at $1.85 per share, and 5,000 shares of common stock at $1.88 per share, as well as 30,000 restricted shares of common stock and 700 shares of common stock.

(9)

John Scagnelli’s holdings consist of currently exercisable options to purchase 2,500 shares of common stock at $1.88 per share and 20,000 shares of common stock at $1.50 per share, and 32,450 restricted shares of common stock.

(10)

Yoshiyasu Takada’s holdings consist of currently exercisable options to purchase 5,000 shares of common stock at $1.22 per share.

(11)

Gandolfo Verra’s holdings consist of currently exercisable options to purchase 5,000 shares of common stock at $1.88 per share.

ELECTION OF DIRECTORS

(Proxy Item 1)

The Revised Bylaws of Cordia provide that Cordia shall not have less than three (3) directors. Subject to the foregoing limitation, such number may be fixed from time to time by action of the Board of Directors or of the stockholders. By Board Resolution dated April 1, 2005, the board was expanded to seat five (5) directors in an effort to enhance policies on corporate governance.  The board was further expanded by shareholder vote at the Company’s 2007 shareholder meeting to seat seven (7) directors. These two (2) additional seats have yet to be filled. Expansion of the board will allow for the appointment of additional independent directors. Each director shall hold office until the next annual meeting of stockholders or until removed. However, if the term expires, such director shall continue to serve until his successor shall have been elected and qualified, or until there is a decrease in the number of directors.

Except where the authority to do so has been withheld, it is intended that the persons named in the enclosed proxy will vote for the election of the nominees to the Board of Directors listed below to serve until the date of the next annual meeting and until their successors are duly elected and qualified. Although the directors of Cordia have no reason to believe that the nominees will be unable or decline to serve, in the event that such a contingency should arise, the accompanying proxy will be voted for a substitute (or substitutes) designated by the Board of Directors.

The following table sets forth certain information regarding the director nominees:

Name	Age	Principal Occupation and Current Public Directorships or Trusteeships
Joel Dupré	54

Chief Executive Officer, Director, and Chairman of the Board.  Mr. Dupré has over twenty-five (25) years experience in domestic and international trade.  He is currently developing Cordia’s international VoIP service offerings and marketing strategy.  He formed One Dot Source, LLC in 2000, an international sourcing company providing private label import programs to America’s mass merchandisers. Mr. Dupré also served as Chairman of the Board for eLEC Communications Corp., a competitive local exchange carrier, from 1995-2005.

Kevin Griffo	47

Director since 2006. Mr. Griffo has over twenty (20) years experience in the telecommunications industry and has served as Chief Operating Officer of Cordia Corporation since September 2005.  Prior to his service with Cordia Corporation, Mr. Griffo served as Executive Vice President for Talk America Holdings, Inc., and as President of Access One Communications, Inc.

Robert Majernik	59

Director since 2006. Mr. Majernik is a certified public accountant and has over thirty (30) years of financial experience.  During the last six (6) years, Mr. Majernik has served as controller for Sunham Home Fashions, LLC an importer of goods.

John Scagnelli	53

Director since 2000 and Chairman of the Board from 2000 to 2005. Mr. Scagnelli has over twenty-five (25) years experience in the data processing industry and has served as Eastern Regional Sales Manager for Lawson Software since September 2004. Prior to his service with Lawson Software, from June 2003, he served as Regional Sales Manager for the East Coast for Cognos Corporation, offering business analysis, budgeting, and planning applications. From September 1999 to June 2003, Mr. Scagnelli served as the Sales Director for Hyperion Sales, Inc., a business analysis software solution provider.

Yoshiyasu Takada	71

Director since 2006, Mr. Takada has over forty (40) years experience in international trade in the Asia Pacific region, and has served as Managing Director of Ideal Pacific Limited for the last nine (9) years.  Mr. Takada’s primary business activities include management of Ideal Pacific Limited, an international trading company with 250+ employees, sourcing, and trade with the European Union and United States.

The following table sets forth certain information regarding Cordia’s Principal Officers:

Patrick Freeman	41

Chief Technology Officer since 2005, and Director, Chief Executive Officer and President of Cordia Corporation from December 2002 through 2005.  Mr. Freeman served as President and Chief Executive Officer of Cordia’s subsidiary, Cordia Communications Corp., from 2002 to 2005. Prior to his service with Cordia, Mr. Freeman served as Director of Billing Service and then as Vice President of Telecommunications Services at eLEC Communications Corp. where he managed billing and wholesale services divisions from April 2000 to December 2002.

Alexander Minella	48

Since 2007, Mr. Minella has served as Chief Executive Officer and Director of Cordia International Corp. developing its international telecom and VoIP businesses located in South America and Asia.   Prior to this position, Mr. Minella served as General Manager of Cordia’s domestic telecommunications businesses. Mr. Minella was a founder of Essex Communications Inc., which was sold to eLEC Communications Corp. in February 1998, and Access One Communications Inc., which was sold to Talk America Holdings Inc., in August 2000.

Wesly Minella	42

Director from 2000 through 2005, Secretary of Cordia Corporation since March 2001, and Secretary and Chief Operating Officer of its subsidiary, Cordia Communications Corp., since January 2005.  Prior to his service with Cordia, Mr. Minella was employed by eLEC Communications Corp., from September 1999 through January 2005, where he served as Director of Operations and oversaw operations for two of its operating subsidiaries, New Rochelle Telephone Corp. and Telecarrier Services, Inc.  From September 1999 to December 2002, Mr. Minella served as Vice President of Operations of Essex Communications, Inc., a competitive local exchange carrier and former subsidiary of eLEC Communications Corp.

Gandolfo Verra	59

Director from 2005 to 2006, Chief Financial Officer since 2006, and Treasurer since 2007.  Mr. Verra has thirty-six (36) years experience in Finnce and Accounting, and possesses a BBA in Accounting and a Masters of Science in Taxation from Pace University.  From April 1988 to June of 2006, he served as Controller for eLEC Communications Corp.

Family Relationships

Wesly Minella and Alexander Minella are siblings and are related to John Scagnelli through marriage.

Legal Proceedings

None of the aforementioned nominees, directors or executive officers have during the last five (5) years, filed for bankruptcy, been convicted in a criminal proceeding or was the subject of any order, judgment, or decree permanently, temporarily, or otherwise limiting activities (1) in connection with the sale or purchase of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws, (2) engaging in any type of business practice, or (3) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of an investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity.

Board Meetings and Committees; Management Matters

The Board of Directors met on at least two (2) occasions and the audit committee had four (4) meetings during the fiscal year ended December 31, 2007.  Each director attended at least 75% of the Board and committee meetings of which he was a member during such time as he served. From time to time, the members of the Board of Directors act by unanimous written consent pursuant to the laws of the State of Nevada. No fees are paid to directors for attendance at meetings of the board.

On April 17, 2001, the Board of Directors established an audit committee. The committee is currently comprised of Robert Majernik, John Scagnelli, and Yoshiyasu Takada.  The audit committee reviews with Cordia's auditors the Company’s annual audited financial statements including Form 10K and its quarterly unaudited financial statements on Form 10Q, and any other audit related issues. The audit committee is governed by a written charter approved by the Board of Directors.

The audit committee has reviewed and discussed the audited financial statements with management. The audit committee has also discussed with the independent auditors the matters required to be discussed by SAS 61 (Communication with Audit Committee) and has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Standards Discussions with Audit committees) and has discussed with the independent accountant the independent accountant's independence.

The audit committee has recommended to the Board of Directors that the audited financial statements be included in Cordia's Annual Report on Form 10-K for the year ended December 31, 2007, for filing with the Commission.

John Scagnelli                        Robert Majernik                 Yoshiyasu Takada

         /s/

John Scagnelli                   /s/ Robert Majernik            /s/ Yoshiyasu Takada

In May 2005, the Board of Directors established a Compensation Committee.  The committee is currently comprised of Joel Dupré, Robert Majernik and John Scagnelli.  A majority of independent directors as defined by the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented sits on this Committee.

In March 2006, the Board of Directors established a nominating committee.  The committee is currently comprised of Joel Dupré, Robert Majernik, and John Scagnelli.  A majority of independent directors as defined by the National Association of Securities Dealers’ listing standards, as applicable and as may be modified or supplemented sits on this Committee.  The nominating committee identifies qualified individuals for board membership, recommends the composition of the board and its committees, monitors a process to access board effectiveness, and develops and implements Cordia’s corporate governance guidelines.

Vote Required

A majority of the votes cast at the Annual Meeting by the stockholders entitled to vote is required to elect the director nominees. The Directors recommend a vote FOR the election of each of the director nominees.

COMPENSATION DISCUSSION & ANALYSIS

General Philosophy

We compensate our senior management through a mix of base salary, bonus, and equity compensation designed to be competitive with comparable employers and to align management’s incentives with the long-term interests of our stockholders. Compensation is based on numerous factors, including the responsibilities of the position, the experience of the executive officer, and the performance of the executive officer. Adequate compensation of key officers and employees is a key factor in their retention, and the retention of these employees is integral to Cordia’s success.

Base Salaries

We want to provide our senior management with a level of assured compensation in the form of base salary that facilitates an appropriate lifestyle given their professional status and accomplishments. These salaries reflect levels that we concluded were appropriate based on our general experience and knowledge of the telecommunications industry and local labor markets. We use this base salary as the primary form of compensation for our executives, and we have found that salaries for our executive officers are below average in comparison to those of our direct competitors, namely Verizon and Qwest. A review of Cordia’s profit margin may show the salaries to be large in relation, but it is imperative that we retain our skilled and talented officers in order to achieve a greater degree of corporate success. We are a small company that relies on a few significant employees to ensure that our business operates efficiently. If we were to lose one of these employees it may effect our business operations and we would experience difficulty in replacing them. We believe that our success in the telecommunications industry depends on our ability to continue to retain highly skilled and knowledgeable staff.

Bonuses

Our practice is to award performance based cash bonuses. This bonus is determined by the Compensation Committee after an evaluation of the executive’s performance over the last fiscal year, and then taken to the Board of Directors for approval. As described above, it is imperative that we retain the executive officers that we currently have on staff. To this end the bonus is a large factor in securing these employees, and also serves as an incentive to maximize their performance. As with base salaries, we have found that the bonuses awarded to our executive officers are below average when compared to those of our direct competitors. In order to succeed in a market where our competitors have greater capital and resources, we feel the bonuses awarded to our executives are necessary in their retention and appropriate within the context of the telecommunications industry market. Bonuses issued to key executives in 2007, were awarded in light of the Company’s continued improvement and expansion, and their contributions to same.

Equity Compensation

Historically, the primary form of equity compensation that we awarded has consisted of stock options and restricted stock awards. We selected this form because we believe the recipients of stock options and restricted stock awards are motivated to help the company perform well, thereby increasing the value of their equity in the company. In addition, since the awards vest over several years, executives are motivated to remain with Cordia to realize the value of the equity. Option grants of this nature are essential for our company to be able to hire and retain key significant employees, as well as reward employees, officers, and consultants for performance during the previous fiscal year.

Severance Benefits

Cordia does not currently provide our executive officers with any type of severance package.

Retirement Plan

Cordia provides its employees with a 401(k) plan, pursuant to which we match 50% of employee contributions, up to 3% of their salary. Commencing in Fiscal Year 2006 to date, we have implemented a safe harbor matching contribution. The match is equal to 100% of salary deferrals up to 3% of the employee’s compensation, plus 50% of salary deferrals in excess of 3% of compensation but not in excess of 5% compensation. Under the safe harbor, the maximum safe harbor matching contribution is 4%. The safe harbor matching contributions are 100% vested at all times.

Employment Contracts and Change in Control

Cordia has an employment agreement with Matt O’Flaherty, President of Midwest Marketing Group, Inc.  Midwest Marketing Group, Inc was acquired by Cordia’s subsidiary, My Tel Co, Inc, and the employment contract was part of the transaction.  Mr. O’Flaherty has a two (2) year employment agreement commencing on May 21, 2007, to serve as Vice President of Call Center Operation.  Compensation pursuant to the employment agreement is comprised of an annual salary of $175,000 and an option to purchase up to 50,000 shares of Cordia Corporation common stock at $0.75 per share, the market value at the date of grant.  The options vest over a three (3) year period with 50% of the options vesting on the first anniversary of the grant date and the balance vesting in 25% increments on the second and third anniversary of the grant date.  Other performance based incentive compensation may be paid in the form of cash, stock and/or options during the term of the employment agreement based upon the employee’s performance and the growth and profitability of Cordia.  The agreement is terminable with or without cause.

No other compensatory plan or arrangements exist between Cordia and its executive officers that results or would result from the resignation, retirement, or any other termination of such executive officer’s employment with Cordia or from a change in control of Cordia.

Perquisites and Other Benefits

Aside from reimbursement of business related expenses, the officers of Cordia Corporation receive no perquisites or other benefits.

Board Process

The Board of Directors approves all compensation and awards to executive officers and employees, and recommendations are brought before the Board for approval by our Compensation Committee. Generally, compensation decisions are based on contractual commitments, if any, as well as corporate performance, the level of individual responsibility of the particular executive and individual performance.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table provides information concerning total compensation earned or paid to our Chief Executive Officer, our Chief Financial Officer and our three other most highly compensated executive officers who served in such capacities as of December 31, 2007 for services rendered to us during the past fiscal year. These five officers are referred to as the named executive officers in this proxy statement.

Name and Principal Position	Fiscal Year	Salary	Bonus	Stock Awards	Option Awards	Non-Equity Incentive Compensation	NQDC Earnings	All Other Compensation	Total

Joel Dupré, CEO (1)	2007	$185,769	$37,500	None	$93,625	None	None	None	$316,894
	2006	$180,000	$40,000	None	$23,125	None	None	None	$243,125

Gandolfo Verra, CFO (2)	2007	$120,001	$12,562	None	$9,400	None	None	None	$141,963
	2006	$120,000	$0	None	0	None	None	None	$120,000

Kevin Griffo, President, COO (3)	2007	$185,769	$37,500	None	$104,250	None	None	None	$327,519
	2006	$180,000	$40,000	None	$33,750	None	None	None	$253,750

Patrick Freeman, CTO (4)	2007	$175,000	$25,000	None	$18,800	None	None	None	$218,800
	2006	$175,000	$25,000	None	0	None	None	None	$200,000

Alexander Minella, CEO (5)	2007	$176,538	$37,500	None	$9,400	None	None	None	$223,438
	2006	$175,000	$35,000	None	0	None	None	None	$210,000

1.

Mr. Dupré has served as Chairman of the Board and Chief Executive Officer since May 2005. During 2007, he was awarded a $37,500 bonus with $25,000 being paid during the first quarter of 2007 for his 2006 performance and the balance being paid in the fourth quarter for his 2007 performance.   On May 17, 2005, Mr. Dupré was granted an option to purchase 50,000 shares of common stock with an exercise price of $1.85 per share and three (3) year vesting schedule.  These options are currently vested with 12,500 shares vesting in 2007 and 2006 and are set to expire May 17, 2010. On April 13, 2006, Mr. Dupré was granted an option to purchase 75,000 shares of common stock with an exercise price of $1.88 per share and a three (3) year vesting schedule. These options are partially vested with 37,500 shares vesting in 2007.  The entire option grant is set to expire April 13, 2011.On April 23, 2007, Mr. Dupré was granted an option to purchase 50,000 shares of common stock with an exercise price of $0.63 per share and three (3) year vesting schedule set to commence in 2008.

2.

Mr. Verra has served as Chief Financial Officer since July of 2006. Prior to his appointment as CFO, Mr. Verra served as a director from May 2005.  During 2007, he was awarded a $12,562 bonus with $6,562 being paid during the first quarter of 2007 for his 2006 performance and the balance being paid in the fourth quarter for his 2007 performance. On April 13, 2006, Mr. Verra was granted an option to purchase 10,000 shares of common stock with an exercise price of $1.88 per share and three (3) year vesting schedule.  During fiscal year 2007, 5,000 shares vested. These options expire April 13, 2011. On April 23, 2007 Mr. Verra was granted an option to purchase 25,000 shares of common stock with an exercise price of $0.63 per share and three (3) year vesting schedule set to commence in 2008.

3.

Mr. Griffo has served as President and Chief Operating Officer of Cordia Corporation since September 2005, as well as President and CEO of Company’s subsidiary, Cordia Communications Corp.  During 2007, he was awarded a $37,500 bonus with $25,000 being paid during the first quarter of 2007 for his 2006 performance and the balance being paid in the fourth quarter for his 2007 performance.  On September 12, 2005, Mr. Griffo was granted an option to purchase 75,000 shares of common stock with an exercise price of $1.80 per share and three (3) year vesting schedule.  These options are currently vested with 18,750 shares vesting in 2007 and 2006 and are set to expire September 12, 2010. On April 13, 2006, Mr. Griffo was granted an option to purchase 75,000 shares of common stock with an exercise price of $1.88 per share and a three (3) year vesting schedule. During fiscal year 2007, 37,500 shares vested. These options expire April 13, 2011. On April 23, 2007 Mr. Griffo was granted an option to purchase 50,000 shares of common stock with an exercise price of $0.63 per share and three (3) year vesting schedule set to commence in 2008.

4.

Mr. Freeman has served as Chief Technology Officer since September 2005. He also served as President and Chief Executive Officer of Cordia’s subsidiary, Cordia Communications Corp., from 2002 to 2005. During 2007, he was awarded a $25,000 with $20,000 being paid during the first quarter of 2007 for his 2006 performance and the balance being paid in the fourth quarter for his 2007 performance. On April 13, 2006, Mr. Freeman was granted an option to purchase 20,000 shares of common stock with an exercise price of $1.88 per share and a three (3) year vesting schedule. During fiscal year 2007, 10,000 shares vested. These options expire April 13, 2011. On April 23, 2007 Mr. Freeman was granted an option to purchase 20,000 shares of common stock with an exercise price of $0.63 per share and three (3) year vesting schedule set to commence in 2008.

5.

Mr. Minella is the Chief Executive Officer of Cordia International Corp. During 2007, he was awarded a $37,500 bonus with $25,000 being paid during the first quarter of 2007 for his 2006 performance and the balance being paid in the fourth quarter for his 2007 performance. On April 13, 2006, Mr. Minella was granted an option to purchase 10,000 shares of common stock with an exercise price of $1.88 per share and a three (3) year vesting schedule. During fiscal year 2007, 5,000 shares vested. These options expire April 13, 2011. On April 23, 2007 Mr. Minella was granted an option to purchase 20,000 shares of common stock with an exercise price of $0.63 per share and a three (3) year vesting schedule set to commence in 2008.

Pension Benefits, Nonqualified Deferred Compensation, Grants of Plan Based Awards

Cordia does not provide Pension Benefits, Nonqualified Deferred Compensation, or Grants of Plan Based Awards for its executive officers.

Director Compensation Table for 2007

The following table provides compensation information for the year ended December 31, 2007 for each of our non-employee directors.

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and NQDC Earnings	All Other Compensation	Total
John Scagnelli(1)	0	0	$4,700	0	0	0	$4,700
Robert Majernik	0	0	$0	0	0	0	$0
Yoshiyasu Takada(2)	0	0	$6,100	0	0	0	$6,100

(1)

On April 13, 2006, Mr. Scagnelli was granted an option to purchase 5,000 shares of common stock with an exercise price of $1.88 per share and a three (3) year vesting schedule.  During fiscal year 2007, 2,500 shares vested.

(2)

On June 12, 2006, Mr. Takada was granted an option to purchase 10,000 shares of common stock with an exercise price of $1.22 per share and a three (3) year vesting schedule.  During fiscal year 2007, 5,000 shares vested.

Each director may be paid his expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a stated salary as director or a fixed sum for attendance at each meeting of the Board of Directors or both.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

No other compensation arrangements exist between Cordia and its Directors.

Board of Directors Interlocks and Insider Participation in Compensation Decisions

No such interlocks existed or such decisions were made during fiscal year 2007.

Outstanding Equity Awards at Fiscal Year-End 2007

The following table provides information with respect to the status of all unexercised options and outstanding stock and restricted stock units awarded to each of the named executive officers at December 31, 2007.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised # Exercisable	Number of Securities Underlying Unexercised Options – # Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price(1)	Option Expir. Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares or Units, or Other Rights That Have Not Vested
Joel Dupré (2)	50,000	-	-	$1.85	05/17/10	-	-	-	-
	37,500	37,500	-	$1.88	04/13/11	-	-	-	-
	-	50,000	-	$0.63	04/23/12	-	-	-	-
Gandolfo Verra (3)	5,000	5,000	-	$1.88	04/13/11	-	-	-	-
	25,000	-	-	$0.63	04/23/12	-	-	-	-
Patrick Freeman (4)	10,000	10,000	-	$1.88	04/13/11	-	-	-	-
	-	20,000	-	$0.63	04/23/12	-	-	-	-
Kevin Griffo (5)	75,000	-	-	$1.80	09/12/10	-	-	-	-
	37,500	37,500	-	$1.88	04/13/11	-	-	-	-
	-	50,000	-	$0.63	04/23/12	-	-	-	-
Alexander Minella (6)	5,000	-	-	$0.50	04/30/12	-	-	-	-
	5,000	5,000	-	$1.88	04/13/11	-	-	-	-
	-	20,000	-	$0.63	04/23/12	-	-	-	-

(1)

All options were granted with an exercise price equal to 100% of the fair market value per share of Cordia’s common stock on the option grant date.

(2)

Outstanding equity awards for Mr. Dupré vest as follows: options granted with an exercise price of $1.85 vested over a period of two years with 50% of the grant vesting immediately and the balance vesting in 25% increments on May 17, 2006 and May 17, 2007 the first and second year anniversaries of the option grant.. Options granted with an exercise price of $1.88 will vest over a period of three years with 50% of the grant vesting on April 13, 2007, the one year anniversary of the grant, ,and the balance vesting in 25% increments on the second and third year anniversaries in 2008 and 2009. Options granted with an exercise price of $0.63 will vest over a three year period with 50% vesting on April 23, 2008, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2009 and 2010.

(3)

Outstanding equity awards for Mr. Verra vest as follows: options granted with an exercise price of $1.88 will vest over a period of three years with 50% of the grant vesting on April 13, 2007, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2008 and 2009. Options granted with an exercise price of $0.63 will vest over a three year period with 50% vesting on April 23, 2008, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2009 and 2010.

(4)

Outstanding equity awards for Mr. Freeman vest as follows: options granted with an exercise price of $1.88 will vest over a period of three years with 50% of the grant vesting on April 13, 2007, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2008 and 2009. Options granted with an exercise price of $0.63 will vest over a three year period with 50% vesting on April 23, 2008, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2009 and 2010.

(5)

Outstanding equity awards for Mr. Griffo vest as follows: options granted with an exercise price of $1.80 vested over a period of two years with 50% of the grant vesting immediately and the balance vesting in 25% increments on September 12, 2006 and September 12 2007, the first and second year anniversaries of the option grant.   Options granted with an exercise price of $1.88 will vest over a period of three years with 50% of the grant vesting on April 13, 2007, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2008 and 2009. Options granted with an exercise price of $0.63 will vest over a three year period with 50% vesting on April 23, 2008, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2009 and 2010.

(6)

Outstanding equity awards for Mr. Minella vest as follows: options granted with an exercise price of $0.50 vested immediately April 30, 2002, the grant date.  Options granted with an exercise price of $1.88 will vest over a period of three years with 50% of the grant vesting on April 13, 2007, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2008 and 2009. Options granted with an exercise price of $0.63 will vest over a three year period with 50% vesting on April 23, 2008, the one year anniversary of the grant, and the balance vesting in 25% increments on the second and third year anniversaries in 2009 and 2010.

Option Exercises and Stock Vested for 2007

The following table provides information with respect to option exercises and restricted stock and restricted stock units that vested during 2007.

OPTION AWARDS			STOCK AWARDS
Name	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Joel Dupré	0	0	0	0
Gandolfo Verra	0	0	0	0
Kevin Griffo	0	0	0	0
Patrick Freeman	0	0	0	0
Al Minella	0	0	0	0

Compliance with Section 16(a) of the Exchange Act

Cordia registered its securities under Section 12 on March 14, 2005.  As of that date, and at present, all current directors and beneficial owners of more than 10% of any class of equity securities are in compliance with the reporting requirements under Section 16 of the Exchange Act.

RATIFICATION OF SELECTION OF LAZAR LEVINE & FELIX, LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2007

(Proxy Item 2)

The Board of Directors has selected Lazar Levine & Felix, LLP (“Lazar”) as its independent registered accounting firm for the fiscal year ending December 31, 2008. To the knowledge of Cordia, at no time has Lazar had any direct or indirect financial interest in or any connection with Cordia other than as independent public accountants. It is not anticipated that representatives of Lazar will be present at the Annual Meeting, but will be available by conference phone. They will be provided the opportunity to make a statement, if they desire to do so, and be available to respond to appropriate questions.

The board of directors recommends a vote "FOR" the selection of Lazar as independent registered public accounting firm for the fiscal year ending December 31, 2008.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Lazar served as Cordia's independent registered accounting firm for the fiscal year ended December 31, 2007. A representative of Lazar is not expected to attend the Annual Meeting but will be available by conference phone, and such representative will have the opportunity to make a statement if he so desires and will be available to respond to appropriate questions from stockholders.

Audit Fees

The aggregate fees billed in the last two fiscal years for professional services rendered by Lazar for the audit of Cordia’s annual financial statements included in Form 10-K and the review of unaudited financial statements included in Cordia’s quarterly Form 10-Q or services that are normally provided by Lazar in connection with statutory and regulatory filings or engagements for fiscal years 2007 and 2006 were $128,000 and $110,000, respectively.

Audit-Related Fees

None.

Tax Fees

The aggregate fees billed in fiscal 2007 and 2006 for professional services related to tax compliance, tax advice, and tax planning of the Company’s federal and state tax returns were $46,000 and $0, respectively,

Other Fees

The aggregate fees billed in fiscal years 2007 and 2006 for products and services provided by Lazar, other than those reported above, were $16,070 and $12,000 respectively.  Other fees incurred during fiscal 2007 include the review of the controls surrounding our IT department, and fees incurred during fiscal 2006 include fees for services related to Lazar’s review of Cordia’s SB-2 Registration statement.

APPROVAL OF DIRECTOR COMPENSATION

(Proxy Item 3)

The Board of Directors proposes that compensation be awarded to the newly elected directors of Cordia Corporation in the amount of $12,000 per annum per director, and up to an aggregate of $10,000 of equity in the form of restricted stock and/or stock options. This compensation is being awarded as a result the potential liability faced by the individual directors and the increasing time commitment involved with the review of the Company’s ongoing endeavors.

STOCKHOLDER PROPOSALS

Proposals of stockholders intended for presentation at the 2009 Annual Meeting of Stockholders and intended to be included in Cordia's Proxy Statement and form of proxy relating to that meeting must be received at the offices of Cordia by January 9, 2009.

OTHER BUSINESS

Other than as described above, the Board of Directors knows of no matters to be presented at the Annual Meeting, but it is intended that the persons named in the proxy will vote your shares according to their best judgment if any matters not included in this Proxy Statement do properly come before the meeting or any adjournment thereof.

ANNUAL REPORT

Cordia's Annual Report on Form 10-K for the year ended December 31, 2007, including financial statements, is being mailed herewith. If for any reason you do not receive your copy of the Report, please contact Wesly Minella, Secretary of Cordia, at 445 Hamilton Avenue, Suite 408, White Plains, New York 10601 and another copy will be sent to you.

By Order of the Board of Directors,

Wesly Minella

Secretary

Dated April 22, 2008

White Plains, NY

REVOCABLE PROXY

CORDIA CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

X
PROPOSAL 1:	For	Withhold	For All Except

PLEASE MARK VOTES

   AS IN THIS EXAMPLE

The undersigned hereby appoint(s) Joel Dupre and Kevin Griffo, or any of them, lawful attorneys and proxies of the undersigned with full power of substitution, for and in the name, place, and stead of the undersigned to attend the Annual Meeting of Stockholders of Cordia Corporation to be held at Cordia’s Florida office, 13275 West Colonial Drive, Winter Garden, FL 34787, on Wednesday May 21, 2008 at 10:00 am, local time, and any adjournment(s) or postponement(s) thereof, with all the powers the undersigned would personally possess if present and to vote the number of votes the undersigned would be entitled to vote if present.

The Board recommends a vote “For” the proposals set forth in this Revocable Proxy.

The Election of Directors:
Joel Dupre, Kevin Griffo, John Scagnelli,
Robert Majernik, and Yoshiyasu Takada

INSTRUCTION: To withhold authority to vote
for any individual nominee, mark “For All Except” and write the nominees name in the space above.
PROPOSAL 2:	For	Withhold	Against

Proposal to ratify the selection of Lazar, Levine & Felix, LLP as Independent Registered Accounting Firm.

PROPOSAL 3:	For	Withhold	Against

Proposal to authorize Director Compensation.

PROPOSAL 4:	For	Withhold	Against

Proposal to consider and act upon other business as may properly come before the meeting.

In accordance with their discretion, said Attorneys and Proxies are authorized to vote upon such other matters or proposals not known at the time of solicitation of this proxy which may properly come before the meeting.

This proxy when properly executed will be voted in the manner described herein by the undersigned stockholder. If no direction is made, this proxy will be voted for each of the proposals set forth herein. Any prior proxy is hereby revoked.

Please be sure to sign and date this Proxy in the box below.	Date
Stockholder sign above	Co-holder (if any) sign

CORDIA CORPORATION

Please sign exactly as your name appears on this proxy card. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee, or corporation, please sign in full corporate name or other authorized person. If a partnership, please sign in partnership name by authorized person.

PLEASE ACT PROMPTLY

SIGN, DATE, AND MAIL YOUR PROXY TODAY